UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): November 3, 2014

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newly Appointed Executive Officer

(c) On November 5, 2014, Employers Holdings, Inc. announced the appointment of Mr. Terry Eleftheriou as the executive vice president, chief financial officer of Employers Holdings, Inc. (the “Company”), with responsibility for the Company's Financial Reporting, Treasury, Corporate Planning, Investor Relations and Internal Audit Departments. Mr. Eleftheriou’s employment with the Company will commence on November 10, 2014.

Mr. Eleftheriou, age 55, recently served as principal of Aeolus Capital Partners, and has been providing consulting services to the insurance/financial services industry since 2010. Prior to Aeolus Capital, Mr. Eleftheriou served as executive vice president and group chief financial officer of Scottish Re Group Ltd., a global life reinsurer which he joined as part of a turnaround team that implemented a complex financial and operational restructuring of the business. Prior to Scottish Re, Mr. Eleftheriou was a group finance executive with XL Group Ltd., where he was responsible for leading a number of strategic global initiatives to transform and integrate finance operations as well as enhance business processes and related controls across multiple business units. Mr. Eleftheriou also served in senior positions with Sage Insurance Group and American General Corporation and spent 15 years with Ernst & Young LLP. Mr. Eleftheriou is a Fellow of the Institute of Chartered Accountants in England and Wales and is a Certified Public Accountant licensed in the states of Texas and Connecticut. He holds a Bachelor of Science degree in Economics from City University in London, England.

In connection with Mr. Eleftheriou’s appointment, he and the Company have entered into an employment agreement (the “Employment Agreement”) substantially similar in form to the employment agreements between the Company and each of its current named executive officers. The term of Mr. Eleftheriou’s Employment Agreement will commence on November 10, 2014, will continue until December 31, 2016, and will terminate on that date unless the Company gives him written notice no later than six months prior to the expiration of the initial term or any successive term, as applicable, of its intent to renew the Employment Agreement for an additional two-year term.

During the term of his Employment Agreement, Mr. Eleftheriou will receive an annual base salary of $425,000, subject to review and adjustment. He will also be entitled to an annual cash incentive during the term of his Employment Agreement based on his and the Company’s performance, as determined in the sole discretion of the Company’s Board of Directors or a committee of the Board. The amount of his minimum annual incentive target percentage will be not less than 55% of his base salary. Furthermore, he will be entitled to those benefits and perquisites that the Company from time to time determines to offer. In connection with his relocation to Reno, Mr. Eleftheriou will be provided with relocation and moving benefits (described in Appendix “A” to Mr. Eleftheriou’s Employment Agreement), which include a tax gross-up capped at $160,000. Mr. Eleftheriou will also receive an initial cash sign-on bonus in the amount of $40,000.

If, during the term of his Employment Agreement, Mr. Eleftheriou terminates his employment for good reason or his employment is terminated for any reason other than (1) death, (2) disability or (3) by the Company for cause, in each case, other than either during (a) the 18-month period following a change in control of the Company or (b) the six-month period prior to, but in connection with, a change in control of the Company, then he will receive (i) a severance payment equal to two times his base salary payable in bi-weekly installments for 24 months, and (ii) continued medical, dental and vision insurance coverage for 18 months following his termination date.

If, during the term of his Employment Agreement, Mr. Eleftheriou terminates his employment for good reason or his employment is terminated for any reason other than (1) death, (2) disability or (3) by the Company for cause, in each case, either during (a) the 18-month period following a change in control of the Company or (b) the six-month period prior to, but in connection with, a change in control of the Company, then he will receive (i) a lump sum cash payment equal to two times the sum of (x) his base salary and (y) (I) if the Change in Control occurs in 2015, $233,750; or (II) if the Change in Control occurs in 2016, the annual bonus amount he earned for 2015, and (ii) continued medical, dental and vision insurance coverage for 18 months following his termination date. In addition, if he would be subject to a golden parachute excise tax imposed pursuant to section 4999 of the Internal Revenue Code, then his payments and benefits will be reduced to the extent necessary so that no amount would be subject to such excise tax if he is better off on an after-tax basis with such payments and benefits so reduced.

In exchange for the severance compensation and the other benefits, if during the term of Mr. Eleftheriou’s Employment Agreement his employment is terminated by either him or the Company for any reason other than by reason of his death, then, in addition to other restrictive covenants, he will be subject to certain non-competition and non-solicitation restrictions for 18 months after his termination date. Additionally, he will be required to sign a global release of liability.

In accordance with the Company's policies generally applicable to all employees, if Mr. Eleftheriou's employment is terminated as a result of disability, he would be entitled to a benefit of up to $15,000 per month until he reached age 65. In addition, Mr. Eleftheriou would be entitled to the life insurance benefits that the Company generally provides to its senior executives in an amount equal to three times his annual base salary, subject to a $1.5 million cap.

Mr. Eleftheriou does not have a family relationship with any of the officers or directors of the Company.

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

A copy of Mr. Eleftheriou’s Employment Agreement is attached as Exhibit 10.1 and is hereby incorporated by reference.  All references to this Employment Agreement in this Current Report are qualified, in their entirety, by the full text of such exhibit.

(e) On November 3, 2014, William E. Yocke and the Company entered into Amendment No. 1 (the “Amendment”) to his employment agreement that was effective as of January 1, 2012 and renewed effective January 1, 2014. Under the Amendment, Mr. Yocke will continue to serve as executive vice president and will assist in the transition of his duties to Mr. Eleftheriou. Mr. Yocke will also perform such duties as may be assigned by the Company’s chief executive officer from time to time.

A copy of the Amendment is attached as Exhibit 10.2 and is hereby incorporated by reference.  All references to the Amendment in this Current Report are qualified, in their entirety, by the full text of such exhibit.

Item 8.01 Other Events

On November 5, 2014, the Company issued a press release concerning Mr. Eleftheriou’s appointment as chief financial officer. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 3, 2014, by and between Employers Holdings, Inc. and Terry Eleftheriou
10.2	Amendment No. 1, dated November 3, 2014, to the Employment Agreement by and between Employers Holdings, Inc. and William E. Yocke
99.1	Employers Holdings, Inc. press release, dated November 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	November 5, 2014	/s/ Douglas D. Dirks
Douglas D. Dirks
President and Chief Executive Officer